Exhibit 99.3

This pro forma information is being filed as an amendment to a Form 8-K (the “Form 8-K/A”) that reported the closing of a significant business acquisition and that includes the financial statements of the acquired business that are required by S-X Rule 3-05.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 3, 2017, Sterling Construction Company, Inc., (“Sterling” or, the “Company”) consummated the acquisition of 100% of the outstanding stock of Tealstone Residential Concrete, Inc. and Tealstone Commercial, Inc. (collectively, “Tealstone”) from the stockholders thereof (the “Sellers”) for consideration consisting of $55,000,000 in cash, 1,882,058 shares of the Company’s common stock, $5,000,000 of promissory notes issued to the Sellers (the “Seller Notes”), and $2,500,000 and $7,500,000 of deferred cash payments (the “Deferred Payments”) on the second and third anniversaries of the closing date, respectively. In addition, up to an aggregate of $15,000,000 in earn-out payments may be made on the first, second, third and fourth anniversaries of the closing date to continuing Tealstone management or their affiliates if specified financial performance levels are achieved. Tealstone focuses on concrete construction of residential foundations, parking structures, elevated slabs and other concrete work for leading homebuilders, multi-family developers and general contractors in both residential and commercial markets.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Tealstone’s historical combined financial statements as adjusted to give effect to the Company’s acquisition of Tealstone and the related financing transactions. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2016 and three months ended March 31. 2017, give effect to these transactions as if they had occurred on the first day of the respective periods. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 gives effect to these transactions as if they had occurred on March 31, 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and Tealstone’s historical combined financial statements in the Form 8-K/A.

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UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

(Amounts in thousands)

	Sterling Historical	Tealstone Historical	Pro Forma Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$37,147	$139	$20,517	A	$57,803
Contracts receivable, including retainage	91,089	19,876	(6,258)	B	104,707
Costs and estimated earnings in excess of billings on uncompleted contracts	34,475	4,025	(1,081)	C	37,419
Inventories	3,757	137	1,081	C	4,975
Receivables from and equity in construction joint ventures	7,890	--	--		7,890
Other current assets	6,609	54	--		6,663
Total current assets	180,967	24,231	14,259		219,457
Property and equipment, net	65,821	565	--		66,386
Goodwill and intangibles	54,820	9,074	67,217	D,E	131,111
Other assets, net	2,968	1	--		2,969
Total assets	$304,576	$33,871	$81,476		$419,923

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$71,448	$9,590	$--		$81,038
Billings in excess of costs and estimated earnings on uncompleted contracts	62,656	303	--		62,959
Current maturities of long-term debt	2,939	--	(2,511)	F	428
Income taxes payable	105	268	--		373
Accrued compensation	7,885	823	--		8,708
Other current liabilities	6,745	--	--		6,745
Total current liabilities	151,778	10,984	(2,511)		160,251
Long-term liabilities:
Long-term debt, net of current maturities	1,358	--	86,295	F	87,653
Members’ interest subject to mandatory redemption and undistributed earnings	44,183	--	--		44,183
Other long-term liabilities	419	--	--		419
Total long-term liabilities	$45,960	--	$86,295		$132,255

Equity:
Sterling stockholders’ equity:
Preferred stock, par value $0.01 per share; 1,000,000 shares authorized, none issued	--	--	--		--
Common stock, par value $0.01 per share; 28,000,000 shares authorized, 25,050,501 and 24,987,306 shares issued	251	--	19	G	270
Additional paid in capital	209,555	165	20,395	G	230,115
Retained (deficit) earnings	(103,995)	22,722	(22,722)	G	(103,995)
Total Sterling common stockholders’ equity	105,811	22,887	(2,308)		126,390
Noncontrolling interests	1,027	--	--		1,027
Total equity	106,838	22,887	(2,308)		127,417
Total liabilities and equity	$304,576	$33,871	$81,476		$419,923

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2017

(Amounts in thousands, except per share data)

	Sterling Historical	Tealstone Historical	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$153,416	$41,830	$--		$195,246
Cost of revenues	(144,129)	(34,893)	--		(179,022)
Gross profit	9,287	6,937	--		16,224
General and administrative expenses	(10,604)	(1,617)	(500)	E	(12,721)
Other operating (expense) income, net	(471)	--	308	H	(163)
Operating loss	(1,788)	5,320	(192)		3,340
Interest income	41	14	--		55
Interest expense	(112)	--	(2,901)	I	(3,013)
(Loss) income before income taxes and earnings attributable to noncontrolling interests	(1,859)	5,334	(3,093)		382
Income tax expense	(27)	(53)	--		(80)
Net (loss) income	(1,886)	5,281	(3,093)		302
Noncontrolling owners’ interests in earnings of subsidiaries and joint ventures	(371)	--	--		(371)
Net (loss) income attributable to Sterling common stockholders	$(2,257)	$5,281	$(3,093)		$(69)

Net loss per share attributable to Sterling common stockholders:
Basic and diluted	$(0.09)				$0.00
Weighted average number of common shares outstanding used in computing per share amounts:
Basic and diluted	25,022		1,882	J	26,904

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(Amounts in thousands, except per share data)

	Sterling Historical	Tealstone Historical	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$690,123	$178,201	$--		$868,324
Cost of revenues	(646,269)	(149,841)	--		(796,110)
Gross profit	43,854	28,360	--		72,214
General and administrative expenses	(38,623)	(5,292)	(2,000)	E	(45,915)
Other operating (expense) income, net	(9,960)	(88)	478	H	(9,570)
Operating loss	(4,729)	22,980	(1,522)		16,729
Interest income	33	5	--		38
Interest expense	(2,628)	(2)	(9,611)	I	(12,241)
(Loss) income before income taxes and earnings attributable to noncontrolling interests	(7,324)	22,983	(11,133)		4,526
Income tax expense	(88)	(190)	--		(278)
Net (loss) income	(7,412)	22,793	(11,133)		4,248
Noncontrolling owners’ interests in earnings of subsidiaries and joint ventures	(1,826)	--	--		(1,826)
Net (loss) income attributable to Sterling common stockholders	$(9,238)	$22,793	$(11,133)		$2,422

Net loss per share attributable to Sterling common stockholders:
Basic and diluted	$(0.40)				$0.10
Weighted average number of common shares outstanding used in computing per share amounts:
Basic	23,140		1,882	J	25,022
Diluted	23,575		1,882	J	25,457

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except per share information)

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Tealstone’s assets acquired and liabilities assumed and conformed the accounting policies of Tealstone to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost increases or savings or other synergies from the acquisition of Tealstone as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination. Additionally, the condensed combined statement of operations does not include acquisition and integration related costs or the loss on the early extinguishment of debt.

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Note 2 — Financing transactions

The Company completed the acquisition of Tealstone for approximately $55.0 million in cash issuing 1,882,058 common shares with a fair value of $17.1 million, issuing Seller Notes of $5.0 million and agreeing to make Deferred Payments totaling $10 million with a preliminary estimated fair value of approximately $11.6 million using a preliminary fair value discount rate of 12% (an aggregate “Total Consideration” of $83.7 million). In addition, the Company incurred approximately $0.5 million and $0.3 million of acquisition costs in 2016 and 2017, respectively. To finance the Tealstone acquisition, on April 3, 2017 the Company as borrower, and certain of its subsidiaries, as guarantors, entered into a Loan and Security Agreement with Wilmington Trust, National Association, as agent, and the lenders party thereto (the “Loan Agreement”), providing for a term loan of $85,000,000 (the “Loan”) with a maturity date of April 4, 2022, which replaced the then existing debt facility. The Loan is secured by substantially all of the assets of the Company and its subsidiaries.

Note 3 — Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of Tealstone’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Cash	$--
Accounts receivable	13,618
Costs and estimated earnings in excess of billings on uncompleted contracts	2,944
Inventory	1,218
Other current assets	54
Property, plant and equipment	565
Other assets, net	1
Identifiable intangible assets and Goodwill	76,291
Accounts payable	(9,589)
Billings in excess of costs and estimated earnings on uncompleted contracts	(303)
Accrued expenses	(823)
State income tax payable	(268)
Total Consideration	$83,708

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The Company does not expect to allocate the purchase price to deferred tax assets/liabilities due to its ability to step-up its tax basis of its acquired net assets and as a result of its full valuation allowance on its significant federal and state net operating losses. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets, the most significant of which are expected to be trade names and customer relationships as well as goodwill, and (3) other changes to assets and liabilities.

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Note 4 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(A)	Represents the net increase in cash after the Tealstone acquisition and new credit facility including the following (in thousands):

Borrowings under the new Credit Facility	$85,000
Less:
Cash portion of the purchase price	(55,000)
Tealstone excluded cash	(139)
Cash portion of Credit Facility costs	(6,833)
Payoff of old debt costs, including debt issuance costs of $0.6 million	(2,511)
Total net increase in cash	$20,517

(B)	Represents the contractual closing adjustments for excluded retention receivable.

(C)	Reflects conforming accounting policy changes to be consistent with those of the Company’s.

(D)	Reflects an adjustment to eliminate Tealstone’s historical goodwill of $9.1 million and record goodwill and identified intangible assets associated with the acquisition of $76.3 million as shown in Note 3.

(E)	Reflects the estimated fair values of intangible assets acquired by the Company. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names and customer relationships.

The following table summarizes the estimated fair values of Tealstone’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2016 Amortization Expense	Three months ended March 31, 2017 Amortization Expense
Trade Names	$20,000	20	$1,000	$250
Customer Relationships	20,000	20	1,000	250
Total	$40,000		$2,000	$500

Pro forma adjustments			$2,000	$500

Because all information required to perform a detailed valuation analysis of Tealstone’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, the Company used what it believes to be reasonable estimated fair values and useful lives. These preliminary estimates of fair value and estimated useful lives will differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $4.0 million and $0.2 million, respectively.

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(F)	Reflects the new term debt incurred to finance the acquisition of Tealstone. The net increase to debt includes (in thousands):

As of March 31, 2017
Issuance of new term debt, net of debt issuance costs including the estimated fair value of warrants issued totaling $10.4 million	$74,650
Fair value of Seller Notes and Deferred Payments	11,645
Pro forma adjustment to long term debt	$86,295

Decrease for extinguishment of Sterling’s existing current debt, including debt issuance costs of $0.6 million	$(2,511)

(G)	Represents the elimination of the historical equity of Tealstone and the net impact of the various pro forma adjustments as noted below (in thousands):

	Common Stock	Additional Paid in Capital	Retained Earnings
Issuance of 1,882,058 shares of common stock	$19	$17,042	$--
Issuance of 1,000,000 warrants	--	3,518	--
Elimination of historical equity of Tealstone	--	(165)	(22,722)
Pro forma adjustments	$19	$20,395	$(22,722)

(H)	Represents the elimination of 2016 transaction costs of $0.5 million and first quarter 2017 transaction costs of $0.3 million related to the Tealstone acquisition.

(I)	Represents the net increase to interest expense resulting from interest on the new debt to finance the acquisition of Tealstone and the amortization of related debt issuance costs as follows:

	Year ended December 31, 2016	Three months ended March 31, 2017
Interest expense on new debt – 3-month Libor + 8.75%	$8,413	$2,103
Promissory notes and deferred payment debt interest – 12%	1,495	374
Amortization of new debt issuance costs	2,070	518
Removal of previous debt interest	(2,367)	(94)
Pro forma adjustments	$9,611	$2,901

(J)	Represents the increase in the weighted average shares in connection with the issuance of 1,882,058 common shares to finance the acquisition.

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